EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC. REPORTS FIRST QUARTER
FISCAL YEAR 2012 RESULTS AND DECLARES QUARTERLY DIVIDEND

BILLERICA, Mass. — August 4, 2011 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray detection solutions, today reported its financial results for the first quarter of fiscal year 2012 ended June 30, 2011. The Company reported revenues of $51,103,000 as compared with revenues of $53,643,000 for the first quarter of fiscal year 2011, net income of $5,693,000 as compared with net income of $6,801,000 for the first quarter of fiscal year 2011, and earnings per share of $0.61 as compared with earnings per share of $0.74 for the first quarter of fiscal year 2011. These results represent a 5% decrease in revenues, a 16% decrease in net income, and a $0.13 decrease in earnings per share when compared to results for the first quarter of the prior fiscal year.

The Company reported $8,341,000 in bookings for the first quarter of fiscal year 2012 as compared with $76,706,000 in bookings for the first quarter of the prior fiscal year.  Backlog at June 30, 2011 was $172,466,000 as compared with $218,792,000 at June 30, 2010.

“While we are not satisfied with the financial results for the quarter, our sales pipeline remains strong, our tender activity is very robust, and we are confident in our long-term growth strategies,” commented Anthony Fabiano, AS&E’s President and CEO.   “With global economic uncertainties affecting everyone, orders have been pushed out.  Budget challenges are impeding government orders, both domestically and internationally, causing an increase in order variability quarter to quarter and negatively impacting the quarter’s results.  Research and development continues to be a priority in fiscal year 2012, substantially increasing our investment over the prior year.  We are hopeful the constraints impacting our customer community resolve themselves in the near term as the need for our unique technology remains in strong demand.  In the meantime, we will continue to execute our business with excellence.”

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.30 per share, payable on September 1, 2011 to the holders of record at the close of business on August 22, 2011.

As previously announced, Anthony Fabiano, AS&E’s President and Chief Executive Officer, and Ken Galaznik, AS&E’s Senior Vice President, Chief Financial Officer and Treasurer, will host the conference call on Thursday, August 4, 2010 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-866-543-6411 at least 10 minutes prior to its starting time. For international participants, dial 1-627-213-8900. Please tell the Operator the confirmation code: 51075965.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Thursday, August 4, 2010 at 7:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 17288185. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E

American Science and Engineering, Inc. is a leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter™ technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E® systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Public Relations Contact:
Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Investor Relations Contact:

Annemarie Sadowski

American Science and Engineering, Inc.

978-262-8828

asadowski@as-e.com

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;   future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions,. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended
	June 30, 2011	June 30, 2010
Total net sales and contract revenues	$51,103	$53,643

Total cost of sales and contracts	27,201	29,831
Gross profit	23,902	23,812

Expenses:
Selling, general and administrative	9,258	9,813
Research and development	6,077	5,010
Total operating expenses	15,335	14,823

Operating income	8,567	8,989
Interest and other income, net	59	1,394
Income before provision for income taxes	8,626	10,383
Provision for income taxes	2,933	3,582

Net income	$5,693	$6,801

Income per share - Basic	$0.62	$0.75
Income per share - Diluted	$0.61	$0.74

Weighted average shares - Basic	9,193	9,021
Weighted average shares - Diluted	9,337	9,219

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2011	March 31, 2011
Assets
Current assets:
Cash and cash equivalents	$48,924	$60,144
Restricted cash	12,075	20,398
Short-term investments, at fair value	148,073	110,141
Accounts receivable, net	27,494	37,180
Unbilled costs and fees	21,203	17,082
Inventories, net	48,683	46,922
Other current assets	13,023	10,167
Total current assets	319,475	302,034

Non-current assets:
Building, equipment and leasehold improvements, net	19,121	18,559
Restricted cash	2,000	9,062
Other assets	6,079	6,919
Total assets	$346,675	$336,574

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$8,895	$9,378
Customer deposits	18,041	9,193
Deferred revenue	20,183	16,924
Other current liabilities	17,961	25,930
Total current liabilities	65,080	61,425

Non-current liabilities:
Lease financial liability	5,421	5,755
Other non-current liabilities	3,501	3,314
Total liabilities	74,002	70,494

Stockholders’ equity	272,673	266,080
Total liabilities and stockholders’ equity	$346,675	$336,574

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the Three Months Ended
	June 30, 2011	June 30, 2010
Cash flows from operating activities:
Net income	$5,693	$6,801
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	1,541	1,189
Provisions for contracts, inventory and accounts receivable reserves	33	165
Amortization of bond premium	556	595
Deferred income taxes	466	1,010
Mark to market of foreign currency put option contract	—	(1,142)
Stock compensation expense	607	1,024

Changes in assets and liabilities:
Accounts receivable	9,671	(2,029)
Unbilled costs and fees	(4,121)	844
Inventories	(1,779)	(1,948)
Prepaid expenses and other assets	(2,482)	631
Accounts payable	(483)	(1,895)
Accrued income taxes	553	(3,915)
Customer deposits	8,848	(2,510)
Deferred revenue	3,446	(6,822)
Accrued expenses and other liabilities	(8,526)	(5,717)
Net cash (used for) provided by operating activities	14,023	(13,719)

Cash flows from investing activities:
Purchases of short-term investments	(90,577)	(10,571)
Proceeds from sales and maturities of short-term investments	52,069	78,569
Purchases of property and equipment	(2,103)	(1,230)
Net cash (used for) provided by investing activities	(40,611)	66,768

Cash flows from financing activities:
Decrease in restricted cash and investments	15,385	—
Proceeds from exercise of stock options	2,833	220
Repurchase of shares of common stock	(22)	—
Repayment of leasehold financing	(330)	(323)
Payment of common stock dividend	(2,760)	(2,707)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	262	255
Net cash (used for) provided by financing activities	15,368	(2,555)

Net (decrease) increase in cash and cash equivalents	(11,220)	50,494
Cash and cash equivalents at beginning of period	60,144	34,912
Cash and cash equivalents at end of period	$48,924	$85,406

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